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Exhibit 4.2

                              AMENDED AND RESTATED
                         UFORCE COMPANY - SOCIETE UFORCE
                                STOCK OPTION PLAN

                                PLAN DESCRIPTION

        1.     PURPOSE OF THE PLAN

        The purpose of the Stock Option Plan is to develop the interest and incentive of eligible employees, directors and other service providers of UForce Company - Societe UForce (the "Company") in the Company's growth and development by giving eligible employees, directors and other service providers an opportunity to purchase Common Shares on a favourable basis, thereby advancing the interests of the Company, enhancing the value of the Common Shares for the benefit of all the shareholders and increasing the ability of the Company to attract and retain skilled and motivated individuals in the service of the Company.

        The Board of Directors has approved the terms of this Plan.

        2.     DEFINITIONS

        In this Plan:

               (a) "Associate" has the meaning assigned by the Securities Act (Quebec), as amended from time to time;

               (b) "Board of Directors" means the board of directors of the Company;

               (c) "Committee" means the appropriate compensation committee appointed by the Board of Directors to administer the Plan. All references in the Plan to the Committee means the Board of Directors if no Committee has been appointed;

               (d) "Common Shares" means the Common Stock of 8x8, Inc., a Delaware corporation doing business as Netergy Networks, or, in the event of an adjustment contemplated in Section 8 hereof, such other Common Shares to which a Participant may be entitled upon the exercise of an Option as a result of such adjustment;

               (e) "Date of Grant" means the date a Participant is granted an Option to purchase Option Shares;

               (f) "Director" means a person occupying the position of director on the Board of Directors;

               (g) "Employee" means a full time permanent employee of the Company or its subsidiaries;

               (h) "Exchange" means The Toronto Stock Exchange or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on such stock exchange or

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quotation system (including Nasdaq) on which such shares are listed, posted for trading or quoted as may be selected by the Committee;

               (i) "Exercise Date" means the date the Company receives from the Participant a completed Stock Option Purchase Form with payment for the Option Shares being purchased;

               (j) "Fair Market Value" at any date in respect of the Common Shares shall be determined by the Committee in its sole discretion, unless the Common Shares become listed and posted for trading on the Exchange, in which case the Fair Market Value shall be equal to the closing price of the Common Shares on the Exchange on the trading day immediately preceding the Date of Grant;

               (k) "Option" means an option to purchase Common Shares granted to a Participant;

               (l) "Option Price" means the price per share at which a Participant may purchase Option Shares;

               (m) "Option Shares" means the Common Shares which a Participant is entitled to purchase under the Plan;

               (n) "Outstanding Issue" means the number of Common Shares that are outstanding immediately prior to any issuance of Option Shares, excluding Option Shares issued pursuant to the Plan during the preceding one year period;

               (o) "Parent" shall mean 8x8, Inc., a Delaware corporation doing business as Netergy Networks;

               (p) "Participants" means Directors, Employees and Service Providers to whom Option Shares are granted pursuant to the Plan and which remain unexercised;

               (q) "Plan" means the Amended and Restated UForce Company - Societe UForce Stock Option Plan;

               (r) "Service Provider" means any person other than an Employee or Director, engaged to provide ongoing management, advisory or consulting services for the Company or for a subsidiary of the Company;

               (s) "Stock Option Agreement" means the stock option agreement to be entered into between the Company and a Participant of the Plan upon the grant of an Option to a Participant in the form of Appendix "A"; and

               (t) "Vesting Period" for a Participant means, the four-year period during which the Option Shares vest as follows: up to 25% of the Option Shares vest on the first anniversary of the Date of Grant and 1/36 of the remaining Optioned Shares subject to such Option vest each month thereafter.



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        3.     ELIGIBILITY

        Participation in the Plan shall be limited to Participants who are designated from time to time by the Committee. Participation shall be voluntary and the extent to which any Participant shall be entitled to participate in the Plan shall be determined by the Committee.

        4.     PRICE FOR OPTION SHARES

        The Committee shall advise each Participant designated to participate in the Plan of the number of Option Shares such Participant is entitled to purchase and the Option Price at which the Option Shares may be purchased and the Vesting Period. The Option Price at which the Option Shares may be purchased under the Plan shall be fixed by the Committee based upon the Fair Market Value of the Common Shares. The Committee may impose performance thresholds which will need to be met prior to vesting of any Options granted.

        5.     EXERCISE

        Options granted under the Plan must be exercised within such period as fixed by the Committee, not exceeding 10 years from the Date of Grant, failing which the Participant's right to purchase such Option Shares lapses. Notwithstanding any other provision in this Plan, unless otherwise determined by the Committee, no options may be exercised unless the Option Shares are publicly traded or control of the Company has been acquired in a takeover transaction. Subject to the foregoing, the Vesting Periods during which Options or a portion thereof vest and may be exercised by the Participant shall be set forth in the Stock Option Agreement to be executed by the Participant, in the form attached hereto as Appendix "A," as amended by the Company and the Participant.

        Notwithstanding the Vesting Period set forth in the Stock Option Agreement, the Committee may, in its sole discretion, by written notice to any Participant, accelerate the vesting of all or any of the Options such that the Options become immediately fully vested. In such circumstances, the Committee may by written notice compel the Participant to exercise the Options within 30 days of the date of such written notice to exercise, failing which the Participant's right to purchase such Option Shares lapses.

        The Committee in its discretion may require that the exercise of an Option shall be subject to the Option holder signing a counterpart of the then existing shareholders agreement of the Company or any other agreement which is to apply to Option holders.

        6.     PAYMENT

        Subject to Article 5 above, the Participant from time to time and at any time after the vesting of any Options and prior to the lapse of such Options, may elect to purchase all or a portion of the Option Shares available for purchase by lump sum payment by delivering to the Company at its head office, a completed stock option purchase form in the form attached hereto as Appendix "A.1". Payment may be made by cash, certified cheque, bank draft, money order or the equivalent payable to the order of Netergy in United States dollars.



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        7.     SHARE CERTIFICATE

        Upon exercise of the Option and payment in full of the purchase price the Company shall cause to be delivered to the Participant within a reasonable period of time a duplicate certificate or certificates in the name of the Participant representing the number of Option Shares the Participant has purchased. The original share certificate shall be held in trust by the Company for delivery to the holder when the shares are to be transferred, as authorized by the Plan.

        8.     ADJUSTMENT IN SHARES

        The Committee will make appropriate adjustments in the number of Common Shares subject to the Plan and, as regards Options granted or to be granted, in the number of Common Shares optioned and in the Option Price, to give effect to the adjustments in the number of Common Shares resulting from sub-divisions, consolidations or re-classification of the Common Shares or other relevant changes (an "Event") in the authorized or issued capital of the Parent. No fractions of shares need be issued on the exercise of the Options and, accordingly, if after an Event a Participant has a right to a fraction of a share, he will only have the right to purchase the next lower whole number of shares and no payment or other adjustment will be effected with respect to the right to participate in the fraction which was not taken into account. When an Event occurs, the number of shares that the Board of Directors authorized under the Plan shall be adjusted appropriately.

        In the event that the Parent proposes to liquidate, dissolve or wind-up, the Company may give written notice thereof to each Participant holding Options under the Plan and in such case Participants shall be entitled to exercise all or a portion of the Options granted to such Participants, whether or not such Options have vested, within the 30-day period next following the giving of such notice. Upon the expiration of such 30 day period, all rights of the Participants to the Option Shares or to the exercise of the Options shall terminate and cease to have any further force and effect.

        In the event of a merger of the Parent with or into another corporation, or the sale of substantially all of the assets of the Parent, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute the Option, the Option shall fully vest and the Participant shall have the right to exercise the Option as to all of the Option Shares, including Option Shares which would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following such merger or sale of assets, the option or right confers the right to purchase or receive, for each share of Option Shares, immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Shares for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if such consideration received in the merger or sale of



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assets is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Optioned Shares to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Shares in the merger or sale of assets.

        9.     TERMINATION OF PARTICIPANT FOR ANY REASON

        Subject to Article 5 above, in the event that an Employee's employment with the Company, the Parent or any of their subsidiaries is terminated for any reason, a Director shall cease to be a Director on the Board of Directors for any reason or a Service Provider ceases to provide services to the Company, the Participant or the Participant's legal representative, as the case may be, may elect to purchase at the Option Price all or a portion of the remaining Option Shares subject to Options that have vested at the time such employment, position on the Board of Directors or services with the Company is terminated at any time during the 30 day period, or such later date as determined by the Board of Directors, following the date of such termination of employment or position on the Board of Directors or termination of services of a Service Provider (but in no event after the lapse of any Options held), failing which the exercise of any such Options shall lapse. Any Options not vested shall lapse, unless otherwise determined by the Committee at the time the Employee's employment is terminated, the Director ceases to be a Director on the Board of Directors or the Service Provider ceases to provide services to the Company. To the extent the Common Shares are not listed on any Exchange, the Company may, at any time within one year after termination, elect to purchase at the same Option Price paid by the Participant or the Participant's legal representative all of the Common Shares purchased by such Participant under this Plan. For the purposes of this Plan, the transfer of the Employee's employment to the Company, the Parent or to any subsidiary of the Company or the Parent shall not be considered a termination of employment and the Employee's rights under the Option shall be the same as if such transfer had not occurred.

        10.    TRANSFER AND ASSIGNMENT

        The Participant's rights under Options granted under the Plan are not assignable or transferable by the Participant or subject to any other alienation, sale, pledge or encumbrance by such Participant during the Participant's lifetime and therefore the Options are exercisable during the Participant's lifetime only by the Participant. The obligations of each Participant shall be binding on his or her heirs, executors and administrators.

        11.    EMPLOYMENT AND BOARD OF DIRECTORS POSITION NON-CONTRACTUAL

        The granting of an Option to a Participant under the Plan does not confer upon the Participant any right to continue in the employment of the Company or any subsidiary of the Company or as a member of the Board of Directors or as a Service Provider, as the case may be, nor does it interfere in any way with the rights of the Employee or of the Company's rights to terminate the Employee's employment at any time or of the shareholders' right to elect Directors.



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        12.    RIGHTS AS SHAREHOLDERS

        Participants shall not have any rights as a shareholder with respect to Option Shares until full payment has been made to the Parent and a share certificate or share certificates have been duly issued.

        13.    ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Committee. The Committee shall have the power to interpret and construe the terms and conditions of the Plan and the Options. Any determination by the Committee shall be final and conclusive on all persons affected thereby unless otherwise determined by the Board of Directors. The day-to-day administration of the Plan may be delegated to such officers and employees of the Company or any subsidiary of the Company as the Committee shall determine.

        14.    EMPLOYEE LOANS

        The Board of Directors may authorize the Company to lend or cause to be lent to Employees such portion of the purchase price of the Option Shares under the Plan as an Employee may request and as the Committee administering the Plan may approve for authorization by the Board of Directors. The terms and conditions of such loan which may be interest free, are to be determined by the Committee.

        15.    NOTICES

        All written notices to be given by the Participant to the Company may be delivered personally or by registered mail, postage prepaid, addressed as follows:

        UForce Company - Societe UForce
        1001 de Maisonneuve Blvd. West
        5th Floor
        Montreal, Quebec H3A 3C8

        Attention:  Chief Financial Officer

Any notice given by the Participant pursuant to the terms of the Option shall not be effective until actually received by the Company at the above address. Any notice to be given to the Participant shall be sufficiently given if delivered personally or by postage prepaid mail to the last address of the Participant on the records of the Company and shall be effective seven days after mailing.

        16.    CORPORATE ACTION

        Nothing contained in the Plan or in the Option shall be construed so as to prevent the Company or any subsidiary of the Company from taking corporate action which is deemed by the Company or the subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan.



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        17.    AMENDMENTS

        The Board of Directors of the Company shall have the right, in its sole discretion, to alter, amend or discontinue the Plan from time to time and at any time. No such amendment or discontinuation, however, may, without the consent of the Participant, alter or impair the rights or increase the obligations of a Participant under the Plan. Any amendment to the Plan may require the prior approval of the Exchange and may require the approval of the Company's shareholders.

        18.    GOVERNING LAW

        The Plan is established under the laws of the Province of Quebec and the rights of all parties and the construction and effect of each provision of the Plan shall be according to the laws of the Province of Quebec and the laws of Canada applicable therein.

        19.    GOVERNMENT REGULATION

        The Company's obligation to cause the issuance and deliver Common Shares under any Option is subject to:

               (a) the satisfaction of all requirements under applicable securities law in respect thereof and obtaining all regulatory approvals as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof, including shareholder approval, if required;

               (b) the admission of such Common Shares to listing on any stock exchange on which Common Shares may then be listed; and

               (c) the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Common Shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities law of any jurisdiction.

In this connection, the Company shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares in compliance with applicable securities law and for the listing of such Common Shares on any stock exchange on which such Common Shares are then listed.

AMENDED AND RESTATED this 30th day of June, 2000.


                                             UFORCE COMPANY - SOCIETE UFORCE


                                             /s/ Jean-Luc Calonne
                                             -----------------------------------
                                             Name:  Jean-Luc Calonne
                                             Title: President



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                                  APPENDIX "A"

                         UFORCE COMPANY - SOCIETE UFORCE

                     AMENDED AND RESTATED STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

                                                           Date: _______________

Dear _______________:

        This is to advise you that you have been granted an option (the "Option") to purchase __________ Common Shares at a price of $__________ per share under the UForce Company -Societe UForce Stock Option Plan (the "Plan").

        This option expires the later of 3 years following the date of vesting and 3 years after an initial public offering of the shares or a takeover transaction, subject to other conditions of the Plan.

        The options granted hereunder shall vest, as to 25% of the Common Shares under Option, on the first anniversary of the date of grant, and thereafter 1/36 of the remaining Common Shares subject to the Option shall vest each month.

        Subject to such expiry and the other provisions of the Plan, this option, for the instalments vested, is exercisable after vesting for a period of 3 years following the later of vesting and 3 years after an initial public offering of the shares or a takeover transaction.

        This option is subject to the terms of the Plan and the approval of the Board of Directors. It is understood that you will not benefit from any right under any UForce shareholders' agreement in force at the time of exercising this Option, and that its exercise may be subject to the execution of an agreement governing the terms of your shareholding, as per Section 5 of the Plan.

        Please refer to the Plan explanatory document for any additional information regarding the exercise of your option and completion of the Option Exercise Form.

Sincerely,


-----------------------------------


        Please execute a copy of this grant and deliver it to _______________, to acknowledge your acceptance of the terms hereof.


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                                 APPENDIX "A.1"

                         UFORCE COMPANY - SOCIETE UFORCE

                     AMENDED AND RESTATED STOCK OPTION PLAN

                              OPTION EXERCISE FORM

PART 1: IDENTIFICATION


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Name of Beneficiary                          Service


-----------------------------------          -----------------------------------
Address                                      Office Phone Number


-----------------------------------          -----------------------------------
Social Insurance Number                      Home Phone Number


PART 2: OPTION

        I hereby exercise the Option granted to me by letter dated _______________ under the Plan.

        Total number of option stock exercised: _______________________

        Method of payment:   (a)    Cash

                             (b)    Other: (subject to committee approval)

                                    Cash amount: _______________________

        I hereby acknowledge that I have read, understood and accepted each and all the conditions described in a document called "UForce Company - Societe UForce Stock Option Plan", and agree to execute, upon request, an agreement governing the terms of my shareholding.

        Given at ____________________, this _______ day of _______________.



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Signature